UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 15, 2021

(Date of earliest event reported)

MINARO CORP.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	333-223963 (Commission File Number)
36-4864568 (IRS Employer Identification No.)

Yulia Lazaridou,

President and Chief Executive Officer

Kleonos 8A, Lakatameia, Cyprus, 2333

Tel. 35777788763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Engagement of Independent Registered Public Accounting Firm

On June 11, 2021, Board of Directors of Minaro Corp. decided to engage M.S. Madhava Rao (“M.S. Madhava Rao”) as the Company's new independent registered public accounting firm to perform independent audit services for the fiscal year ending January 31, 2022.

During the fiscal years ended January 31, 2018 and 2019, 2020, 2021 and through June 11, 2021, neither the Company, nor anyone acting on its behalf, consulted M.S. Madhava Rao regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by M.S. Madhava Rao that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Minaro Corp.

By:	/s/	Yulia Lazaridou
	Name:	Yulia Lazaridou